Exhibit 8.2

Watson, Farley & Williams (New York) LLP
Our reference: 02375.50065/19094337 v1	100 Park Avenue New York, New York 10017

Tel (212) 922 2200

Fax (212) 922 1512
December 3, 2007
Teekay Tankers Ltd.
Bayside House, Bayside Executive Park
West Bay Street and Blake Road
Nassau, Commonwealth of the Bahamas
Teekay Tankers Ltd. — Registration Statement on Form F-1
Dear Sirs:
We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) to Teekay Tankers Ltd., a Marshall Islands corporation (the “Company”), in connection with the preparation of a Registration Statement on Form F-1 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, with respect to the issuance and sale by the Company of up to 11,500,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), including 1,500,000 shares of Common Stock that may be sold pursuant to the exercise of an over-allotment option.
In so acting, we have examined originals, or copies, certified to our satisfaction, of (i) the form of the Company’s Registration Statement and the prospectus (the “Prospectus”) included therein and (ii) originals, or copies certified to our satisfaction, of all such records of the Company, agreements and other documents, certificates of public officials, officers and representatives of the Company and other appropriate persons, and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed without independent investigation, (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies and (b) the accuracy of the factual representations made to us by officers and other representatives of the Company, whether evidenced by certificates or otherwise. We have also assumed the filing by the Company with the SEC of the Registration Statement and Prospectus substantially in the form examined by us, and the declaration by the SEC of the effectiveness of such Registration Statement.
This opinion is limited to Marshall Islands Law and is as of the effective date of the Registration Statement. Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.
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Teekay Tankers Ltd. December 3, 2007	Page 2
Based on the facts as set forth in the Prospectus and having regard to legal considerations which we deem relevant, we hereby confirm that the opinions attributed to Watson, Farley & Williams (New York) LLP set forth in the Prospectus under the captions “Business — Taxation of the Company — Marshall Islands Taxation” and “Non-U.S. Tax Consequences — Marshall Islands Tax Consequences” are the opinions of Watson, Farley & Williams (New York) LLP and accurately state our views as to the tax matters discussed therein. In addition, such opinions fairly present the information expected to be relevant to holders of the common stock of the Company offered pursuant to the Prospectus and fairly summarize the matters referred to therein.
Our opinions as set forth in the Prospectus are based on the current provisions of Marshall Islands law, which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus under the captions “Business — Taxation of the Company - Marshall Islands Taxation” and “Non-U.S. Tax Consequences — Marshall Islands Tax Consequences”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
Watson, Farley & Williams (New York) LLP